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                                                                  EXHIBIT (d)(4)


                             SUB-ADVISORY AGREEMENT


         SUB-ADVISORY AGREEMENT made this _____ day of ________, 2000, between FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association (herein called the "Investment Adviser") and HIGHLAND CAPITAL MANAGEMENT CORP., a Delaware corporation (herein called the "Sub-Adviser").

         WHEREAS, the Investment Adviser is the investment adviser to the First Horizon Growth & Income Portfolio (herein called the "Portfolio"), a series under Financial Investors Variable Insurance Trust (herein called the "Trust"), an open-end, diversified, management investment company of the "series" type, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Investment Adviser wishes to retain the Sub-Adviser to provide investment advisory services in connection with the Portfolio; and

         WHEREAS, the Sub-Adviser is willing to provide such services to the Investment Adviser upon the conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows

         1. Appointment. (a) The Investment Adviser hereby appoints the Sub-Adviser its subadviser with respect to the Portfolio, as permitted in the Investment Advisory and Management Agreement between the Investment Adviser and the Trust dated ________________, 2000 (such Agreement or the most recent successor advisor agreement between such parties is herein called the "Advisory Agreement"). The Sub-Adviser accepts such appointment and agrees to use its best professional judgement to make timely investment decisions for the Portfolio with respect to the investments of the Portfolio in accordance with the provisions of this Agreement for the compensation herein provided.

                  (b) The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or the Investment Adviser.

         2. Delivery of Documents. (a) The Investment Adviser shall provide to the Sub-Adviser copies of the Trust's most recent prospectus and statement of additional information (as each may be amended or supplemented from time to time) which relate to shares representing interests in the Portfolio (each such prospectus and statement of additional information as presently in effect, and as they shall from time to time be amended and supplemented, is herein respectively called a "Prospectus" and a "Statement of Additional Information").




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                  (b) The Sub-Adviser will make available and provide to the
         Investment Adviser such financial, accounting, and statistical information related to its duties and responsibilities hereunder as is necessary for the preparation of registration statements, reports. and other documents required by federal and state securities laws and such other information as the Trust's Board of Trustees (herein called the "Trustees") or the Investment Adviser may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio shares.

         3. Sub-Advisory Services to the Portfolio. Subject to the supervision of the Investment Adviser, the Sub-Adviser will supervise the day-to-day operations of the Portfolio and perform the following services: (i) provide investment research and credit analysis concerning the Portfolio's investments,
(ii) conduct a continual program of investment of the Portfolio's assets, (iii) place orders in accordance with paragraphs 4 to 7 hereof for all purchases and sales of the investments made for the Portfolio, and (iv) maintain the books and records required in connection with its duties hereunder. In addition, the Sub-Adviser will keep the Investment Adviser informed of developments materially affecting the Trust. The Sub-Adviser will communicate to the Investment Adviser on each day that a purchase or sale of a security is effected for the Portfolio
(i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker, dealer, bank or other person (herein called "Brokers), if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the security, if any, (v) the Portfolio to which such purchase or sale pertains, and (vi) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Adviser will render to the Trustees such periodic and special reports as the Investment Adviser or the Trustees may reasonably request, including, if applicable, regular reports of the total brokerage business placed by it and the manner in which the allocation of such brokerage business has been accomplished. The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, policies, and restrictions as stated in its current Prospectus and Statement of Additional Information. Except for instructions or advice given to the Sub-Adviser by the Investment Adviser, the Investment Adviser shall not be responsible or liable for the investment merits of any decision by the Sub-Adviser to purchase, hold or sell a security for the Portfolio.

         4. Brokerage. The Sub-Adviser may place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any Brokers. In placing orders, the Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. The Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, the Sub-Adviser may, subject to the approval of the Trustees, select Brokers on the basis of the research, statistical, and pricing services they provide to the Portfolio. A commission paid to such Brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determined in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will Portfolio securities be purchased from or sold to the Trust's principal underwriter, the investment Adviser, the Sub-Adviser, or any affiliate (as defined in the 1940 Act) thereof, except to the extent permitted by




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SEC exemptive order or by applicable law. The Investment Adviser agrees to provide the Sub-Adviser a list of Brokers which are "affiliated persons" (as defined in the 1940 Act) of the Trust and the Investment Adviser. The Sub-Adviser agrees to furnish to the Investment Adviser and to the Trust a list of Brokers and dealers, which are such "affiliated persons" of the Sub-Adviser. It is understood that neither the Investment Adviser nor the Sub-Adviser has adopted a formula for selection of Brokers for the execution of the Portfolio's investment transactions.

         5. Transaction Procedures. All investment transactions on behalf of the Portfolio will be consummated by payment to or delivery by the duly appointed custodian for the Portfolio (the "Custodian"), or such depositories or agents duly appointed by the Trustees and as may be designated by the Custodian in writing, as custodian for the Portfolio, of all cash and/or securities due to or from the Portfolio, and the Sub-Adviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Sub-Adviser in effecting transactions on behalf of the Portfolio shall advise the Custodian of all investment orders for the Portfolio placed by it with Brokers. The Investment Adviser shall issue, or cause to be issued, to the custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Portfolio is responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon the giving of proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails properly to confirm, execution of the instructions to the Sub-Adviser in a written form duly agreed upon by the Custodian and the Sub-Adviser.

         6. Compliance with Laws; Confidentiality. (a) The Sub-Adviser agrees that it will comply with all applicable rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Adviser in performance of its duties hereunder (herein called the "Rules"). The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Investment Adviser and the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when required to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  (b) The Sub-Adviser is not authorized by the Trust or the Investment Adviser to take any action, including the purchase or sale of securities for the account of the Portfolio, (a) in contravention of
         (i) any investment restrictions set forth-in the 1940 Act and the rules thereunder; (ii) specific written instructions adopted by the Trustees or the Investment Adviser and communicated to the Sub-Adviser; or (iii) the investment objectives, policies, and restrictions of the Portfolio as set forth in the Trust's registration statement as amended from time to time, or (b) which would have the effect of causing the Trust to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.




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         (c)      The Sub-Adviser agrees with respect to the services provided to the Portfolio that it:

                           (i) will conform with all applicable rules and
                  regulations of the Securities and Exchange Commission ("SEC");

                           (ii) will not purchase shares of the Portfolio for
                  its own investment account; and

                           (iii) will immediately notify the Trust and the
                  Investment Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as investment adviser of an investment company.

         7. Control by Trust's Board of Trustees. Any recommendations concerning the Portfolio's investment program proposed by the Sub-Adviser to the Portfolio and to the Investment Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Portfolio pursuant hereto, shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

         8. Services Not Exclusive. The Sub-Adviser's services hereunder are not deemed to be exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         9. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust and the Investment Adviser any such records upon the request of the Trust or the Investment Adviser. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2, the records required to be maintained by the Sub-Adviser hereunder pursuant to Rule 31a- 1 of the Rules.

         10. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Sub-Adviser shall not bear certain other expenses related to the operation of the Trust including, but not limited to: taxes levied against the Trust, the Portfolio or the Investment Adviser; interest; brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio; and any extraordinary expense items.

         11. Compensation. (a) For the services provided and the expenses assumed pursuant to this Agreement, the Investment Adviser shall pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee payable as soon as practicable after the last day of each month, calculated using an annual rate of .33% (the "Annual Rate").

                   (b) The monthly sub-advisory fee to be paid by the Investment Adviser to the Sub-Adviser shall be determined as of the close of business on the last business day of each




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         month by multiplying one-twelfth of the Annual Rate by the Average
         Portfolio Net Assets (hereinafter defined) calculated monthly as of such day.

                   (c) For the purposes of this paragraph, the "Average Portfolio Net Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).

                    (d) The Sub-Adviser acknowledges that the Investment Adviser has agreed with the Trust to reduce the Investment Adviser's compensation for any fiscal year by the amount, if any, by which the expenses of the Portfolio for such fiscal year exceed the most restrictive state Blue Sky expense limitation in effect from time to time, to the extent required by such limitation. The Sub-Adviser agrees that its compensation for any fiscal year shall be reduced by the same proportion as the Investment Adviser's compensation is reduced as described in the preceding sentence, for any fiscal year in which the expenses of the Portfolio for such fiscal year exceed the most restrictive state Blue Sky expense limitation in effect from time to time. The Sub-Adviser shall refund to the Investment Adviser the amount of any reduction of the Sub-Adviser's compensation pursuant to this paragraph 1 l(d) as promptly as practicable after the end of such fiscal year, provided that the Sub-Adviser will not be required to pay the Investment Adviser an amount greater than the fee paid to the Sub-Adviser in respect of such year pursuant to this Agreement. As used in this paragraph ll(d), "expenses" shall mean those expenses included in the most restrictive state Blue Sky expense limitation, having the broadest specification in such state's Blue Sky statute, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined by multiplying a fixed percentage by the average or by multiplying more than one such percentage by different specified amounts of the average, of the values of the investment company's net assets for a fiscal year. The words "most restrictive state Blue Sky expense limitation" shall be construed to result in the largest reduction of the Sub-Adviser's compensation for any fiscal year of the Portfolio; provided, however, that nothing in this Agreement shall require the Sub-Adviser to reduce its fees if the Investment Adviser is not required by an applicable statute or regulation referred to above in this paragraph ll(d) to reduce its fees.

         12. Limitation on Liability. (a) The Sub-Adviser will not be liable for any error or judgment or mistake of law or for any loss suffered by the Investment Adviser, the Portfolio or the Trust in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable to the Investment Adviser, the Portfolio or the Trust for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or reckless disregard by it of its obligations or duties under this Agreement.

                   (b) The Sub-Adviser shall indemnify and hold harmless the Trust, the Portfolio and the Investment Adviser from any loss, cost, expense or damage resulting from the failure




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         of the descriptive information furnished by the Sub-Adviser to be accurate in all material respects at the time provided or the failure of the Sub-Advisor to comply in all material respects with the investment objectives and policies and restrictions as set forth in the Trust's registration statements as amended from time to time.

         13. Duration Amendment. and Termination. (a) This Agreement shall become effective on the date first written above and shall remain in force for a period of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the Investment Adviser, and (i) by the vote of a majority of the Trustees who are not interested persons of the Investment Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                   (b) This Agreement may be amended at any time, but only by written agreement between the Investment Adviser and the Sub-Adviser, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemptive order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments of this Agreement.

                   (c) This Agreement: (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Sub-Adviser, (ii) shall immediately terminate in the event of its assignment; and (iii) may be terminated by the Sub-Adviser on sixty (60) days' written notice to the Investment Adviser and by the Investment Adviser on sixty (60) days' written notice to the Sub-Adviser.

                   (d) As used in this Section 12, the terms "assignment," "interested person," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

                   (e) All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, to the addresses below:

         If to Investment Adviser:  First Tennessee Bank National Association
                                    c/o C. Douglas Kelso, III
                                    Senior Vice President and Manager
                                    530 Oak Court Drive, Second Floor
                                    Memphis, Tennessee 38117




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         With a copy to:            Adella M. Heard, Esq.
                                    Vice President and Counsel
                                    First Tennessee Bank National Association
                                    165 Madison Avenue, Third Floor
                                    Memphis, Tennessee 38103

         If to Sub-Adviser:         Highland Capital Management Corp.
                                    c/o Steve Wishnia
                                    6077 East Primacy Parkway
                                    Memphis, Tennessee 38119

         If to Trust:               Financial Investors Variable Insurance Trust
                                    c/o Russell Burk
                                    370 Seventeenth Street, Suite 3100
                                    Denver, Colorado 80202

         With a copy to:            Lester Woodward, Esq.
                                    Davis, Graham & Stubbs LLP
                                    1550 17th Street, Suite 500
                                    Denver, CO 80202

         14. Shareholder Liability. Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Portfolio or the Trust, if any, shall be limited in all cases to the Portfolio and its assets. Sub-Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio or the Trust, nor from the Trustees or any individual Trustee of the Trust.

         15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.



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                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                    By:
                                       --------------------------------------

                                    Title:
                                          -----------------------------------


                                    HIGHLAND CAPITAL MANAGEMENT CORP.

                                    By:
                                       --------------------------------------

                                    Title:
                                          -----------------------------------




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